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                                                                       EXHIBIT 2

                                VOTING AGREEMENT

                  VOTING AGREEMENT, dated as of January 20, 1999 (the "Agreement"), between the undersigned holders (collectively the "Holders" and each a "Holder") of shares of the common stock, $.01 par value (the "NationsRent Common Stock"), of NATIONSRENT, INC., a Delaware corporation ("NationsRent"), and RENTAL SERVICES CORPORATION, a Delaware corporation ("RSC").

                                    RECITALS

                  NationsRent and RSC propose to enter into an Agreement and Plan of Merger dated the date hereof (the "Merger Agreement"; capitalized terms not otherwise defined herein being used herein as therein defined), pursuant to which NationsRent would be merged (the "Merger") with and into RSC, and each outstanding share of NationsRent Common Stock would be converted into the right to receive 0.355 of a share (collectively, "RSC Shares") of RSC Common Stock;

                  As a condition of its entering into the Merger Agreement, RSC has requested each Holder to agree, and each Holder has agreed, to enter into this Agreement;

                  Prior to the date hereof, RSC and the Holders had no agreement, arrangement or understanding (as such terms are used in Section 203 of the Delaware General Corporation Law (the "DGCL")) for the purpose of acquiring, holding, voting or disposing of shares of NationsRent Common Stock; and

                  In consideration for the agreements contained herein, prior to the execution hereof, and prior to RSC becoming an "interested stockholder" for purposes of Section 203 of the DGCL, the board of the directors of NationsRent has approved this Agreement, the Merger Agreement and the transactions contemplated hereby and thereby, including the agreement of the Holders to vote as provided in Section 2 of this Agreement.

                                    AGREEMENT

                  NOW, THEREFORE, the parties hereto agree as follows:

         1. REPRESENTATIONS AND WARRANTIES OF THE HOLDERS. Each Holder, with respect to itself and its Subject Securities, represents and warrants, severally and not jointly, to RSC as follows:

                  A. OWNERSHIP OF SECURITIES. Each Holder is, as of the date hereof, the record and/or beneficial owner of the number of shares of NationsRent Common Stock (the "Existing Securities") (together with any shares of NationsRent



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         Common Stock or other securities of NationsRent hereafter acquired by the Holder and reduced by and such shares or other securities hereafter disposed of by Holder, the "Subject Securities") set forth on the signature page to this Agreement. Such Holder does not beneficially or of record own any securities of NationsRent on the date hereof other than the Existing Securities. The Holder has sole voting power and sole power to issue instructions with respect to the voting of the Existing Securities, sole power of disposition, sole power of exercise and the sole power to demand appraisal rights, except as described on Schedule 1.A, in each case with respect to all of the Existing Securities, except as indicated on said Schedule and, on the date of the NationsRent Stockholders Meeting (as defined in the Merger Agreement), will have the sole voting power and power to issue instructions with respect to the voting of all of such Holder's Subject Securities, the sole powers of disposition, exercise and the sole power to demand appraisal rights, in each case with respect to all of such Holder's Subject Securities, except as described on Schedule 1.A.

                  B. POWER; BINDING AGREEMENT. Each Holder has the legal capacity, power and authority to enter into and perform all of such Holder's obligations under this Agreement. The execution, delivery and performance of this Agreement by each Holder will not violate any other agreement relating to the Subject Securities to which the Holder is a party, including, without limitation, any voting agreement, shareholder's agreement, partnership agreement or voting trust. This Agreement has been duly and validly executed and delivered by such Holder and constitutes a valid and binding agreement of such Holder, enforceable against such Holder in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

         2. AGREEMENT TO VOTE SHARES. At every meeting of the stockholders of NationsRent called with respect to any of the following, and at every adjournment thereof, each Holder, severally and not jointly, agrees that, so long as the NationsRent Board of Directors has not withdrawn its recommendation to NationsRent shareholders to vote in favor of the Merger, it shall vote all the Subject Securities as to which it has power to vote in any such vote in favor of the Merger, the adoption of the Merger Agreement and each of the other transactions contemplated by the Merger Agreement. Each Holder agrees that during the term of this Agreement it shall not dispose of its voting power with respect to any shares of NationsRent Common Stock for which it retains dispositive power.

         3. REPRESENTATIONS AND WARRANTIES OF RSC. RSC has full corporate power and authority to enter into and perform all of RSC's obligations under this Agreement. This Agreement has been duly and validly executed and delivered by RSC and constitutes a valid and binding agreement of RSC, enforceable against RSC in accordance with its








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terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

         4. FIDUCIARY DUTIES. Notwithstanding anything in this Agreement to the contrary, the covenants and agreements set forth herein shall not prevent any Holders serving on NationsRent's Board of Directors from taking any action, subject to applicable provisions of the Merger Agreement, which such director shall deem to be required by his fiduciary duties to NationsRent or its stockholders while acting in such person's capacity as a director of NationsRent.

         5. ASSIGNMENT; BENEFITS. This Agreement may not be assigned by any party hereto without the prior written consent of the other party and any purported assignment thereof shall be void. This Agreement shall be binding upon, and shall inure to the benefit of, the Holders, RSC and their respective successors and permitted assigns, including, without limitation, any transferee of the Subject Securities (i) which is an affiliate of or related to, or is an entity for the benefit of any such affiliate or relative of, any Holder or (ii) for nominal consideration.

         6. NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made if and when delivered personally or by overnight courier or sent by electronic transmission, with confirmation received, as specified below:

If to each Holder:

         AT THE ADDRESSES SET FORTH ON THE SIGNATURE PAGES HERETO

If to Rental Service Corporation:

6929 East Greenway Parkway
Suite 200
Scottsdale, Arizona  85254
Attention:  Robert Wilson
Telecopier:  (602) 905-3300

With a copy to:

Latham & Watkins
633 West Fifth Street, Suite 4000
Los Angeles, California  90071-2007
Telecopier No.: (213) 891-8763
Telephone No.: (213) 485-1234





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Attention:  Zan Blendell

or to such other address or telecopy number as any party may have furnished to the other parties in writing in accordance herewith.

         7. SPECIFIC PERFORMANCE. The parties hereto agree that irreparable harm would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

         8. AMENDMENT. This Agreement may not be amended or modified, except by an instrument in writing signed by or on behalf of each of the parties hereto. This Agreement may not be waived by either party hereto, except by an instrument in writing signed by or on behalf of the party granting such waiver.

         9. GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL.

         (a) This Agreement shall be deemed to be made in, and in all respects shall be interpreted, construed and governed by and in accordance with the laws of the State of Delaware applicable to contracts to be performed wholly in such State. The parties hereby (i) irrevocably submit to the jurisdiction of the Chancery Court of the State of Delaware and federal courts of the United States of America located in the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement and in respect of the transactions contemplated hereby and (ii) waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof, that it is not subject to such jurisdiction or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by such courts, and the Parties irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such Parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Paragraph 6 (Notices), or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

         (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF










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SUCH PARTY HAS BEEN AUTHORIZED BY SUCH PARTY TO REPRESENT OR, TO THE KNOWLEDGE
OR SUCH PARTY, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER,
(ii) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9(b).

         10. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

         11. DEFINED TERMS. Terms used herein but not otherwise defined shall have the meanings set forth in the Merger Agreement.

         12. TERMINATION. This Agreement shall terminate upon the earliest to occur of (i) the Effective Time of the Merger; (ii) the date that the NationsRent board of directors withdraws or adversely modifies its approval or recommendation to shareholders of the Merger; and (iii) the date of termination of the Merger Agreement. The date and time at which this Agreement is terminated in accordance with this Section 12 is referred to herein as the "Termination Date." Upon any termination of this Agreement, this Agreement shall thereupon become void and of no further force and effect, and there shall be no liability in respect of this Agreement or of any transactions contemplated hereby or by the Merger Agreement on the part of any party hereto or any of its directors, officers, partners, stockholders, employees, agents, advisors, representatives or affiliates; provided, however, that nothing herein shall relieve any party from any liability for such party's willful breach of this Agreement; and provided further that nothing herein shall limit, restrict, impair, amend or otherwise modify the rights, remedies, obligations or liabilities of any person under any other contract or agreement, including, without limitation, the Merger Agreement.



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                  IN WITNESS WHEREOF, this Agreement has been executed by or on behalf of each of the parties hereto, all as of the date first above written.

                                         RENTAL SERVICES CORPORATION


                                         By: /s/ Martin R. Reid
                                            -----------------------------------
                                            Martin R. Reid, CEO




                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

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                          HOLDER: HUIZENGA INVESTMENTS LIMITED PARTNERSHIP

                          By:  HUIZENGA INVESTMENTS INC, its General Partner

                          By:  /s/ Cris V. Branden
                               --------------------------------
                               Cris V. Branden

                               Title/Authority: Treasurer
                               Address: 450 E. Las Olas Blvd., 15th Floor
                                        Fort Lauderdale, FL 33301
                               Facsimile: (954) 627-5080

                               with a copy to:

                               -------------------------
                               -------------------------
                               -------------------------
                               Facsimile:
                                         ---------------

                          Shares of Common Stock:  1,692,047
                                                   ---------

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                       HOLDER: KIRK HOLDINGS LIMITED PARTNERSHIP

                       By: KIRK HOLDINGS, INC., its General Partner


                       By: /s/ James L. Kirk
                           -----------------------------
                           James L. Kirk


                                Title/Authority: President, Treasurer, Secretary
                                Address:

                                Facsimile:

                                with a copy to:

                                -------------------------
                                -------------------------
                                -------------------------
                                Facsimile:
                                          ---------------

                       Shares of Common Stock:  12,000,000
                                                ----------




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                          HOLDER: H. FAMILY INVESTMENTS, INC.

                          By:  /s/ Cris V. Branden
                               --------------------------------
                               Cris V. Branden

                               Title/Authority: Vice President
                               Address: 450 E. Las Olas Blvd., 15th Floor
                                        Fort Lauderdale, FL 33301
                               Facsimile: (954) 627-5080

                               with a copy to:

                               -------------------------
                               -------------------------
                               -------------------------
                               Facsimile:
                                         ---------------

                          Shares of Common Stock:  12,000,000
                                                   ----------